Exhibit 99.1

CISO GLOBAL APPOINTS TECH VETERAN BRETT CHUGG TO BOARD OF DIRECTORS; CHUGG TO HELP USHER IN NEXT STAGE OF GROWTH

Scottsdale, Ariz. February 27, 2024 – CISO Global (NASDAQCM: CISO), an industry leader as a managed cybersecurity and compliance provider, has named Brett Chugg to its Board of Directors. With the appointment of tech veteran Chugg, CISO Global is well positioned for its next stage of growth underpinned by its software-first product platform strategy.

Chugg most recently served as senior managing director at Koch Disruptive Technologies, a venture and growth equity investment group at Koch Industries known for its high-performance, high-impact lines of business. During his 25 years at Koch, he led bespoke, structured financial solutions, M&A, and multiple company growth strategies.

Chugg also has served as a director on several high-growth company boards most recently, including: Insightec, Vayyar, Valo Health, Shine Technologies, and Cohere Communications. Chugg brings significant experience as an investor and leader in technology with global, multi-industry experience including hardware, software, manufacturing, healthcare, and petrochemical markets.

“CISO Global is undergoing transformative growth,” said David Jemmett, CEO. “This is a pivotal time for Brett to join our company and further enable its continued evolution with his deep experience, strategic capabilities and highly sought after business acumen. He shares our vision of the critical role our talent and software-first solutions are playing in outpacing competitors with our leading managed security and compliance services.”

“CISO Global has amazing potential,” said Chugg. “The company has an established foundation that makes it a leader in the space, and I am looking forward to meaningfully contributing to its future success as a key member of the board. With complementary and developing capabilities, a shared vision, and a strong, values-based team, we align well to propel CISO Global to the next stage of growth.”

About CISO Global

CISO Global (NASDAQCM: CISO), based in Scottsdale, Arizona, is a Top #25 managed cybersecurity and compliance services provider that is delivering innovative solutions through its newly developed AI and ML-powered product portfolio. The company protects the most demanding businesses and government organizations against continuing and emerging security threats and ensures their compliance obligations are being met. For more information about the company, visit CISO Global on LinkedIn, X or at www.ciso.inc.

Safe Harbor Statement

This news release contains certain statements that may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our belief that we are an industry leader in cybersecurity; our belief that Chugg is a veteran in the technology field; our belief that Chugg is well-positioned to usher in the next stage of the company’s growth with its software-first product platform strategy; our belief that Chugg brings meaningful experience as an investor and leader in technology with global, multi-industry experience; our belief that our company is undergoing transformative growth; our belief that this is a pivotal time for Chugg to join our company; our belief that Chugg brings deep experience, strategic capabilities and business acumen to his position on our Board; our belief that Chugg shares the company’s vision and that he will bring value to the company’s transition to a software led cybersecurity company; our belief that we have an established foundation that makes us a leader in the cybersecurity space; our belief that we deliver innovative solutions through our developed AI and ML-powered product portfolio and our belief that we protect businesses and government organizations against security threats and ensure they meet their compliance obligations. These statements are often, but not always, made through the use of words or phrases such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “predict,” “plan,” “project,” “continuing,” “ongoing,” “potential,” “opportunity,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar words or phrases. These statements reflect our current views, expectations, and beliefs concerning future events and are subject to substantial risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, risks related to our ability to raise capital; our ability to increase revenue and cash flow and become profitable; our ability to recruit and retain key talent; our ability to identify and consummate acquisitions; our ability to acquire, attract, and retain clients; and other risks detailed from time to time in the reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments, or otherwise.

Media Inquiries:

Janet Brumfield

Ideal PR+ for CISO Global

614.582.9636

janet@idealprplus.com